United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

Summit Properties Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filing pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Filer and Subject Company: Summit Properties Inc.

Exchange Act File Number: 1-12792

SUMMIT PROPERTIES INC.

ANNOUNCES CHANGE IN LOCATION OF SPECIAL STOCKHOLDER MEETING

CHARLOTTE, N.C. (January 24, 2005) – Summit Properties Inc. (NYSE:SMT), a real estate investment trust headquartered in Charlotte, North Carolina, today announced that the location of the special stockholder meeting to consider a proposal to approve the previously announced merger of Summit with and into Camden Summit, Inc., a Delaware corporation and a wholly owned subsidiary of Camden Property Trust, a Texas real estate investment trust, has been changed. The special stockholder meeting will be held at the offices of J. P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10117, 11th Floor. Only the location has been changed, and as previously announced, the special stockholder meeting will be held on February 28, 2005 at 10:00 a.m., eastern time. A proxy statement containing information about the special stockholder meeting and the merger will be mailed to stockholders and a consent solicitation containing information about the merger and the related partnership transactions will be sent to the limited partners of Summit Properties Partnership, L.P. Stockholders are urged to read the proxy statement when it becomes available and limited partners are urged to read the consent solicitation when it becomes available.

Summit Properties Inc. is a real estate investment trust that focuses on the operation, development, and acquisition of luxury apartment communities. As of December 31, 2004, the Company owned or held an ownership interest in 48 communities comprised of 15,002 apartment homes with an additional 1,834 apartment homes under construction in four new communities. Summit Properties Inc. is also the general partner of Summit Properties Partnership, L.P.

For additional information, contact the Company at (704) 334-3000, email the Company at email@summitproperties.com, or visit the Company’s website at www.summitproperties.com.

In connection with the proposed merger of Summit with and into a wholly owned subsidiary of Camden, Camden, Summit and Summit Properties Partnership have filed preliminary relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that contains a prospectus and a joint proxy statement and a registration statement on Form S-4 that contains a prospectus and consent solicitation. These documents are not final and will be further amended. INVESTORS AND SECURITY HOLDERS OF SUMMIT, SUMMIT PROPERTIES PARTNERSHIP AND CAMDEN ARE URGED TO READ THE DEFINITIVE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SUMMIT, CAMDEN AND THE MERGER. The definitive proxy statement/prospectus, consent solicitation/prospectus and other relevant materials (when they become available), and any other documents filed by Summit, Summit Properties Partnership or Camden with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Summit or Summit Properties Partnership by directing a written request to Summit Properties Inc. 309 East Morehead Street, Suite 200, Charlotte, NC 28202, Attention: Investor Relations, and free copies of the documents filed with the SEC by Camden by directing a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, TX 77046, Attention: Investor Relations. Investors and security holders are urged to read the definitive proxy statement/prospectus, consent solicitation/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Summit, Camden and their respective executive officers, directors and trust managers may be deemed to be participants in the solicitation of proxies from the security holders of Camden and Summit in connection with the merger. Information about the executive officers and directors of Summit and their ownership of Summit common stock is set forth in the proxy statement for Summit’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2004. Information about those executive officers and trust managers of Camden and their ownership of Camden common shares is set forth in the proxy statement for Camden’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Summit, Camden and their respective executive officers, directors and trust managers in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.